                                                                     EXHIBIT 2.8

                                                             [EXECUTION VERSION]

                       AMENDMENT NO. 3, WAIVER AND CONSENT

     This Amendment No. 3, Waiver and Consent dated as of October 12, 2001 ("Agreement") is among IFCO Systems, N.V., a public limited liability company organized under the laws of the Netherlands ("Holdings"), IFCO Systems North America, Inc., a Delaware corporation ("Borrower"), the Lenders (as defined below) executing this Agreement, and Bank One, NA, as administrative agent for the Lenders ("Administrative Agent").

                                  INTRODUCTION

     A. The Borrower is party to the Second Amended and Restated Credit Agreement dated as of December 31, 2000, as amended by Amendment No. 1 and Consent dated as of June 12, 2001 and Amendment No. 2 and Waiver (as amended, modified, or revised from time to time, the "Credit Agreement") with Holdings, the financial institutions parties thereto ("Lenders"), CIBC World Markets Corp. and Banc One Capital Markets, Inc., as co-lead arrangers and co-book runners, CIBC World Markets Corp., as syndication agent, and the Administrative Agent.

     B. The Borrower, the Lenders, and the Administrative Agent desire to amend the Credit Agreement in certain respects as set forth herein and the Borrower has requested that the Lenders waive compliance with certain covenants in the Credit Agreement and consent to certain Asset Sales (as defined in the Credit Agreement).

     THEREFORE, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:

     Section 1. Definitions; References. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

     Section 2.  Amendments.

     (a) Annex A to the Credit Agreement is amended by replacing it with Annex A attached hereto.

     (b) The definition of "Canadian Pallets" is added to Section 1.1 of the Credit Agreement as follows:

          "Canadian Pallets" means any pallets owned by IFCO Systems Canada, Inc. and located in any province of Canada.

     (c) The definition of "Borrowing Base" in Section 1.1 of the Credit Agreement is amended by replacing "20%" in subparagraph (c) of the first sentence of the definition with "25%".

     (d) The definition of "Eligible Crates" in Section 1.1 of the Credit Agreement is amended by replacing the first sentence of the definition in its entirety with the following:

          "Eligible Crates": at any time, an amount equal to the aggregate value of all crates of (i) IFCO LLC or IFCO Canada which crates are located in North America or (ii) Holdings or any of its Subsidiaries which crates are located in Europe, provided that such European crates are in the physical control of Holdings or its Subsidiaries (crates located at Holdings' or any Subsidiary's depots shall be deemed to be under the physical control of Holdings or its Subsidiaries). In determining the amount to be so included, such crates shall be valued at the standard cost maintained on a basis consistent with the current and historical accounting practice of Holdings or its Subsidiaries less reserves taken and adjustments made, if any, (i) on account of physical inventory adjustments, for standard cost variances and shrinkage accruals, (ii) for obsolete or slow moving goods as determined by crates remaining unsold or not leased or not placed into service for a period of 52 weeks, (iii) for crates returned or rejected by customers of Holdings or its Subsidiaries as damaged or defective, obsolete or otherwise non-salable, (iv) for Liens referred to in clause (b) below. Unless otherwise approved in writing by the Administrative Agent, no amount with respect to any Crates shall be deemed to be included in any calculation of Eligible Crates if:

          (a) the crate is not owned solely by Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries does not have good and valid title thereto; or

          (b) the crate is not subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Lenders prior to all other Liens except for Liens for normal and customary warehousing and transportation charges (appropriate reserves for which have been reasonably established for Borrowing Base purposes by Holdings or any of its Subsidiaries).

     (e) The following definition of "IFCO Canada" is added to Section 1.1 of the Credit Agreement:

          "IFCO Canada" means IFCO Systems Canada, Inc.

     (f) The definition of "Inventory" in Section 1.1 of the Credit Agreement is amended by adding ", other than (a) Canadian Pallets and (b) any pallets constituting finished goods inventory held by Borrower, which pallets described in clauses (a) and (b) shall be considered Inventory" at the end after "Subsidiaries".

     (g) Section 2.10(d) of the Credit Agreement is amended by replacing "2.11" in the second sentence of the second paragraph with "2.10" and by replacing the first sentence in the second paragraph in its entirety with the following:

     Any reduction of the Term Loans pursuant to this subsection 2.10 shall be applied to the installments of any such Term Loan serially in accordance with the then outstanding amounts thereof and may not be reborrowed.

     (h) Section 2.10(e) of the Credit Agreement is amended in its entirety to read as follows:

          (e) If, at any time for any reason, the Aggregate Revolving Credit Outstandings exceed an amount equal to the lesser of (i) the Borrowing Base on such date and (ii) the Total Revolving Credit Commitments on such date, the Borrower shall promptly, upon receipt of notice from the Administrative Agent, first prepay the Revolving Credit Loans and/or Swing Line Loans then outstanding, second pay any Reimbursement Obligations then outstanding and, last, cash collateralize any outstanding L/C Obligation in an amount equal to such excess.

     (i) Section 2.2 of the Credit Agreement is amended in its entirety to read as follows:

          2.2 Repayment of Term Loans. The Term Loan of each Lender shall be payable in equal monthly principal installments in an amount equal to such Lender's Term Loan Percentage multiplied by $667,000, such installments being due and payable on the last day of each calendar month, commencing on September 30, 2001 and continuing thereafter to and including December 31, 2001, and thereafter the Term Loan of each Lender shall be payable in equal quarterly installments in an amount equal to such Lender's Term Loan Percentage multiplied by $2,000,000, such installments being due and payable on the last day of each fiscal quarter, commencing on March 31, 2002 until such time as the Term Loan is repaid in full, but in no event later than December 31, 2002, whereupon all remaining unpaid principal and other amounts owing in respect of the Term Loans shall be due and payable. All Net Cash Proceeds from any Asset Sale occurring after the sale of Borrower's pallet manufacturing operations shall be applied to the installments of the Term Loan in inverse order in accordance with the then outstanding amounts thereof and may not be reborrowed.

     (j) Section 6.2(f) of the Credit Agreement is amended by replacing "no later than the 45th day" with "no later than the 15th Business Day".

     (k) The Consolidated Total Leverage Ratio in Section 7.1(a) of the Credit Agreement is amended in its entirety by replacing the ratio table with the following:

          Fiscal Year           Fiscal Quarter             Ratio

              2000                Fourth                5.05 to 1.00

              2001                First                 5.70 to 1.00
                                  Second                5.95 to 1.00
                                  Third                 5.45 to 1.00

          Fiscal Year           Fiscal Quarter             Ratio

                                  Fourth                5.90 to 1.00

              2002                First                 5.60 to 1.00
                                  Second                5.40 to 1.00
                                  Third                 5.00 to 1.00
                                  Fourth                4.75 to 1.00

              2003                First                 3.60 to 1.00

     (l) The Consolidated Senior Leverage Ratio in Section 7.1(b) of the Credit Agreement is amended in its entirety by replacing the ratio table with the following:

          Fiscal Year           Fiscal Quarter             Ratio

              2000                Fourth                2.35 to 1.00

              2001                First                 2.90 to 1.00
                                  Second                3.20 to 1.00
                                  Third                 2.30 to 1.00
                                  Fourth                2.35 to 1.00

              2002                First                 2.20 to 1.00
                                  Second                2.10 to 1.00
                                  Third                 1.95 to 1.00
                                  Fourth                1.80 to 1.00

              2003                First                 1.80 to 1.00

     (m) The Consolidated Interest Coverage Ratio in Section 7.1(c) of the Credit Agreement is amended in its entirety by replacing the ratio table with the following:

          Fiscal Year           Fiscal Quarter             Ratio

              2000                Fourth                1.85 to 1.00

              2001                First                 1.65 to 1.00
                                  Second                1.55 to 1.00
                                  Third                 1.50 to 1.00
                                  Fourth                1.50 to 1.00

              2002                First                 1.60 to 1.00
                                  Second                1.65 to 1.00
                                  Third                 1.75 to 1.00
                                  Fourth                1.90 to 1.00

              2003                First                 2.00 to 1.00

     (n) The Minimum Consolidated Net Worth covenant in Section 7.1(e) of the Credit Agreement is amended in its entirety to read as follows:

          (a) Minimum Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) (A) for the fiscal quarter of Holdings ending September 30, 2001 and any prior fiscal quarter, $190,000,000, or (B) for the fiscal quarter ending December 31, 2001 and any fiscal quarter thereafter, $140,000,000, plus (ii) 80% of cumulative Consolidated Net Income for each fiscal quarter of Holdings (beginning with the fiscal quarter ending March 31, 2001) for which Consolidated Net Income is positive, plus (iii) 100% of the Net Cash Proceeds of any offering by Holdings of common or preferred equity consummated after January 1, 2000 plus (iv) 100% of any capital contribution made to Holdings or any of its Subsidiaries after January 1, 2000 by any holder of Holding's Capital Stock.

     (o) Section 7.7(d) of the Credit Agreement is amended by replacing chedule 7.7(d) to the Credit Agreement with Schedule 7.7(d) attached hereto.

          Section 3. Waiver. The Administrative Agent and the Lenders hereby, notwithstanding any provisions in the Credit Agreement and the Loan Documents to the contrary, waive (a) violations to the mandatory prepayments and commitment reductions in Section 2.10(e) for the months ending July 31, 2001, August 31, 2001, and September 30, 2001, and (b) compliance with the financial covenants in Sections 7.1(a) and (b) of the Credit Agreement, for the fiscal quarter ending September 30, 2001 only. This waiver is limited to the extent described herein and shall not be construed to be a waiver of any other non-compliance, Defaults or Events of Default that may have occurred or any other actions prohibited by the Credit Agreement. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any future violations, non-compliance or defaults with respect to Sections 2.10 and 7.1 of the Credit Agreement or any other provision of any Loan Document.

     Section 4.  Consent. The Administrative Agent and the Lenders consent to:

     (a) the Asset Sale of the assets, owned real property and certain liabilities of the Borrower's pallet manufacturing operations ("Pallet Manufacturing Operations"), pursuant to an asset purchase agreement, as amended (as amended, the "Pallet Asset Purchase Agreement"), between the Borrower, PalletOne, Inc., a Delaware corporation ("PalletOne"), White Oak Capital Partners, L.P., a Texas limited partnership doing business as The White Oak Company ("White Oak", together with PalletOne, the "Buyer") reasonably acceptable to the Administrative Agent, for total consideration not less than $48,250,000 (before fees and expenses), which shall be payable to the Borrower by (i) approximately $45,360,000 in cash on the closing date, of which, in accordance with Section 2.10(e) of the Credit Agreement, approximately $18,430,000 will be applied to the Revolving Credit Loan (but, notwithstanding anything to the contrary in the Credit Agreement, with no reduction of the Revolving Credit Commitment) and approximately $26,930,000 will be applied to the Term Loan, and (ii) a promissory note for approximately $1,740,000 from the Buyer; and

     (b) the Asset Sale of the assets, owned real property and certain liabilities of the Borrower's drum reconditioning operations ("Drum Operations"), pursuant to an asset purchase agreement ("Drum Asset Purchase Agreement", with the Pallet Asset Purchase Agreement, the "Asset Purchase Agreements") between Holdings, certain of Holdings' wholly-owned subsidiaries, and Industrial Container Services, LLC ("Drum Buyer"), reasonably acceptable to the Administrative Agent, for total consideration not less than $58,000,000 (before fees and expenses), which shall be payable to the Borrower by (i) approximately $57,000,000 in cash, of which, in accordance with Section 2.10(e) of the Credit Agreement, approximately $14,400,000 will be applied to the Revolving Credit Loan, provided that any proceeds from the Asset Sale of the Drum Operations ("Drum Asset Sale") pursuant to the Drum Asset Purchase Agreement shall be applied first to the Revolving Credit Loan in an amount equal to the amount by which the Borrowing Base is reduced as a result of such Drum Asset Sale (but, notwithstanding anything to the contrary in the Credit Agreement, with no reduction of the Revolving Credit Commitment) and approximately $42,560,000 will be applied to the Term Loan, and (ii) in assumption by the Drum Buyer of certain working capital liabilities on the closing date.

     Section 5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     (a) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date of this Agreement, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects as of such earlier date;

     (b) (i) the execution, delivery, and performance of this Agreement have been duly authorized by appropriate proceedings, and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

     (c) as of the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing.

     Section 6. Effectiveness. The amendments in Section 2 of this Agreement shall become effective sequentially in the order in which such amendments appear in this Agreement and such amendments shall only become effective simultaneously with the sale of the Pallet Manufacturing Operations consented to and described in Section 4(a) of this Agreement. This Agreement shall become effective and the Credit Agreement shall be amended as provided in this Agreement upon the occurrence of the following conditions precedent:

     (a) the Borrower, Holdings, the Guarantors, the Administrative Agent, and the Required Lenders shall have delivered duly and validly executed originals of this Agreement to the Administrative Agent;

     (b) the representations and warranties in this Agreement shall be true and correct in all material respects;

     (c) the Administrative Agent and Lenders executing this Agreement shall have received the required work fee from the Borrower; and

     (d) the Borrower shall have delivered to the Administrative Agent duly and validly executed copies of the Pallet Asset Purchase Agreement.

     Section 7.  Effect on Loan Documents.

     (a) Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed and amended heretofore. Nothing herein shall act as a waiver of any of the Administrative Agent's or Lenders' rights under the Loan Documents, as amended, including the waiver of any Event of Default or Default, however denominated.

     (b) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be an Event of Default or Default under other Loan Documents.

     Section 8. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

                  [Remainder of page intentionally left blank]

     EXECUTED as of the date first above written.

                                  IFCO SYSTEMS, N.V.


                                  By: /s/ Karl Pohler
                                      ------------------------------------------
                                          Karl Pohler
                                          Chief Executive Officer

                                  IFCO SYSTEMS NORTH AMERICA, INC.


                                  By: /s/ Steve Jones
                                      ------------------------------------------
                                  Name:   Steve Jones
                                        ----------------------------------------
                                  Title:  VP & CFO
                                         ---------------------------------------

                                  BANK ONE, NA, as Administrative Agent and as a Lender


                                  By: /s/ Frank L. Grossman
                                      ------------------------------------------
                                  Name:   Frank L. Grossman
                                        ----------------------------------------
                                  Title:  Director - Capital Markets
                                         ---------------------------------------

                                  CIBC INC., as Lender


                                  By: /s/ Katherine Bass
                                      ------------------------------------------
                                  Name:   Katherine Bass
                                        ----------------------------------------
                                  Title:  Executive Director
                                         ---------------------------------------
                                          CIBC World Markets Corp. As Agent
                                         ---------------------------------------

                                  DRESDNER BANK AG, NEW YORK AND
                                     GRAND CAYMAN BRANCHES, as Lender


                                  By: /s/ Ulrich Kahlow
                                      ------------------------------------------
                                  Name:   Ulrich Kahlow
                                        ----------------------------------------
                                  Title:  Vice President
                                         ---------------------------------------


                                  By: /s/ Dominik Rowe
                                      ------------------------------------------
                                  Name:   Dominik Rowe
                                        ----------------------------------------
                                  Title:   Analyst
                                         ---------------------------------------

                                      COMERICA BANK, as Lender


                                      By: /s/ John R. Grundstad
                                          --------------------------------------
                                      Name:   John R. Grundstad
                                            ------------------------------------
                                      Title: Vice President
                                             -----------------------------------


                                      BNP PARIBAS, as Lender


                                      By: /s/ Angela Bentley
                                          --------------------------------------
                                      Name:   Angela Bentley
                                            ------------------------------------
                                      Title: Associate
                                             -----------------------------------


                                      By: /s/ Aurora Abella
                                          --------------------------------------
                                      Name:   Aurora Abella
                                            ------------------------------------
                                      Title: Vice President
                                             -----------------------------------


                                      NATIONAL CITY BANK, as Lender


                                      By: /s/ Michael J. Durbin
                                          --------------------------------------
                                      Name:   Michael J. Durbin
                                            ------------------------------------
                                      Title: Vice President
                                             -----------------------------------


                                      THE ROYAL BANK OF SCOTLAND, as Lender


                                      By: /s/ Gerd Bieding
                                          --------------------------------------
                                      Name:   Gerd Bieding
                                            ------------------------------------
                                      Title: Director
                                             -----------------------------------


                                      THE BANK OF NOVA SCOTIA, as Lender


                                      By: /s/ Olivia L. Braun
                                          --------------------------------------
                                      Name:   Olivia L. Braun
                                            ------------------------------------
                                      Title: Director
                                             -----------------------------------

                                                                         Annex A

               PRICING GRID FOR REVOLVING CREDIT LOANS, SWINGLINE
                              LOANS AND TERM LOANS

            Consolidated      Applicable Margin       Applicable      Commitment
                Total         for Eurocurrency     Margin for BAse     Fee Rate
           Leverage Ratio          Loans              Rate Loans

            x **** $4.50          400 bps              250 bps           100

          4.00 ** x * 4.50        375 bps              225 bps            75

          3.50 ** x * 4.00        350 bps              200 bps            75

          3.00 ** x * 3.50        300 bps              200 bps            50

              x * 3.00            275 bps              200 bps            50

Changes in the Applicable Margin and the Commitment Fee Rate resulting from changes in the Consolidated Total Leverage Ratio shall become effective on each date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to subsection 6.1 (each such date an "Adjustment Date") and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in subsection 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Total Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to subsection 7.1.

The Applicable Margin shall increase by 0.50% on April 1, 2002 and on the first day of each quarter thereafter until the Credit Facility has been repaid in full.

**** more than or equal to
**   less than or equal to
*    less than

                                 SCHEDULE 7.7(d)

In the ordinary course of business and consistent with past practices, Borrower expects to periodically advance funds to Subsidiaries in Canada to fund operational requirements of these Subsidiaries. Such advances are reflected as receivables from the Canadian Subsidiaries. The amount of such advances will not exceed at any one time the total of such advances on April 30, 2001, plus $2,000,000.

Holdings or a Subsidiary intend to make an equity investment of up to $2 million in Savi Technologies, Inc. in connection with the licensing of logistics management software and obtaining certain software and logistics related services from Savi. This investment is reflected in the bank budget prepared by Holdings and provided to the Lenders in accordance with Section 5.1(e).

                    ACKNOWLEDGMENT AND CONSENT BY GUARANTORS

         Each of the undersigned Guarantors (i) acknowledges its receipt of a copy of and hereby consents to all of the terms and conditions of the foregoing Agreement and (ii) reaffirms its obligations under the Guarantee and Collateral Agreement dated as of March 8, 2000 in favor of Bank One, NA, as Administrative Agent.

         Dated as October 12, 2001.

                                             BORROWER:

                                             IFCO SYSTEMS NORTH AMERICA, INC.


                                             By: /s/ Steve Jones
                                                 -------------------------------
                                             Name:   Steve Jones
                                                   -----------------------------
                                             Title:  VP & CFO
                                                    ----------------------------

                                             GRANTORS:

                                             IFCO SYSTEMS, N.V.


                                             By: /s/ Karl Pohler
                                                 -------------------------------
                                                     Karl Pohler
                                                     Chief Executive Officer

                                              IFCO SYSTEMS VIRGINIA, INC.
                                              IFCO SYSTEMS FLORIDA, INC.
                                              NEW LONDON PALLET, INC.
                                              NLD, INC.
                                              IFCO SYSTEMS CALIFORNIA, INC.
                                              SOUTHERN PALLET, INC.
                                              IFCO SYSTEMS PENNSYLVANIA, INC.
                                              SHIPSHEWANA PALLET CO., INC.
                                              VALLEY CRATING AND PACKAGING, INC.
                                              DUCKERT PALLET CO., INC.
                                              ISAACSON LUMBER COMPANY
                                              BLACK RIVER FOREST PRODUCTS, INC.
                                              PALEX-TEXAS, INC.
                                              IFCO SYSTEMS IOWA, INC.
                                              SHEFFIELD LUMBER AND PALLET
                                                   COMPANY, INC.
                                              IFCO SYSTEMS LOUISIANA, INC.
                                              IFCO SYSTEMS ARIZONA, INC.
                                              NLP TRANSPORT, INC.
                                              AZ PALLET, INC.
                                              BROMLEY ACQUISITION COMPANY, INC.
                                              IFCO SYSTEMS OHIO, INC.
                                              PALLET MANAGEMENT SERVICES, INC.


                                              By: /s/ Steve Jones
                                                 ------------------------------
                                              Name:   Steve Jones
                                                   ----------------------------
                                              Title: VP & CFO
                                                    ---------------------------


                                              IFCO SYSTEMS CANADA, INC.


                                              By:______________________________

                                              Name:____________________________

                                              Title:___________________________

                                     PALEX-TEXAS, L.P.

                                     By:     PalEx-Texas, Inc., its General
                                             Partner


                                     By: /s/ Steve Jones
                                        --------------------------------------
                                     Name:   Steve Jones
                                          ------------------------------------
                                     Title: VP & CFO
                                           -----------------------------------


                                     IFCO ICS-CHICAGO, INC.
                                     IFCO INDUSTRIAL CONTAINER SYSTEMS
                                          HOLDING COMPANY
                                     IFCO ICS-WASHINGTON, INC.
                                     IFCO ICS-CALIFORNIA, INC.
                                     ENVIRONMENTAL RECYCLERS OF
                                          COLORADO, INC.
                                     IFCO ICS-FLORIDA, INC.
                                     IFCO ICS-MINNESOTA, INC.
                                     IFCO ICS-GEORGIA, INC.
                                     IFCO ICS-ILLINOIS, INC.
                                     IFCO ICS-NORTH CAROLINA, INC.
                                     IFCO ICS-MIAMI, INC.
                                     CONTAINER RESOURCES CORPORATION
                                     IFCO ICS-SOUTH CAROLINA, INC.
                                     PALEX-KANSAS, INC.
                                     IFCO ICS-MICHIGAN, INC.


                                     By: /s/ Barry Slavin
                                        --------------------------------------
                                             Barry Slavin
                                             Vice President

                                     IFCO ICS-LLC

                                     By:     IFCO ICS-Chicago, Inc., its Manager

                                     By: /s/ Barry Slavin
                                        --------------------------------------
                                             Barry Slavin
                                             Vice President

                                           PALEX TEXAS HOLDINGS, INC.


                                           By: /s/ James B. Griffin
                                              -------------------------------
                                                   James B. Griffin
                                                   President

                                           IFCO SYSTEMS EUROPE GMBH


                                           By: /s/ Karl Pohler
                                              -------------------------------
                                                   Karl Pohler
                                                   Chief Executive Officer

                                           By: /s/ Michael Nimtsch
                                              -------------------------------
                                                   Michael Nimtsch
                                                   Chief Financial Officer

                                           SCHOELLER-U.S., INC.


                                           By: /s/ James B. Griffin
                                              -------------------------------
                                                   James B. Griffin
                                                   President

                                           IFCO - U.S., L.L.C.


                                           By: /s/ James B. Griffin
                                              -------------------------------
                                                   James B. Griffin
                                                   President